Exhibit 99.2
Shareholder Update
April 2010

Forward-Looking Statements
Certain statements in this Shareholder Update, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Forward looking statements include, without limitation, statements regarding future contract mine production, market improvements, industry demand, inventory and purchasing patterns.  These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on one railroad for transportation of a large percentage of our productions; failure to exploit additional coal reserves; the risk that reserve estimates are inaccurate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects;
increased costs of raw materials; the effects of litigation, regulation and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired asset into our business; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC).

Agenda
● Opening Comments
● Market Review
● Miscellaneous

Opening Comments
Summary
● Another Very Strong Quarter for JRCC
 ● EPS of $0.84
 ● Adjusted EBITDA of $48.1 Million
 ● Free Cash Flow of $34.1 Million
● Excellent Operating Performance by the Mines
● Excellent Coordination with the Railroad and Utilities
● New Met Mines Continue to Be On Schedule
● Maintaining an Open Contract Book Into An Improving Market
● Well Positioned for Sustained Profitability
● Named to Forbes 2010 List of “100 Most Trustworthy Companies”

Agenda
● Operations Review
● Opening Comments
● Market Review
● Miscellaneous

Operations Review

Operations Review
Central Appalachia
● Strong Quarter From Production, Cost and Shipping
● Strong Quarter From Production, Cost and Shipping
● Continued Construction of New Impoundment
● Continued Construction of New Impoundment
● Started 2nd Section at Bell County Mine
● Started 2nd Section at Bell County Mine
● Development Work to Add 2nd Section at Blue Diamond Mine
● Development Work to Add 2nd Section at Blue Diamond Mine
● Installed New Continuous Haulage Unit at Blue Diamond Mine
● Installed New Continuous Haulage Unit at Blue Diamond Mine
● Opened New Replacement Surface Mine at McCoy Elkhorn
● Opened New Replacement Surface Mine at McCoy Elkhorn
● Continue to Work Through New Permitting Issues
● Continue to Work Through New Permitting Issues

Operations Review
Central Appalachia Met Coal Development
● 1st Contract Mine to Begin Production in May 2010
● 1st Contract Mine to Begin Production in May 2010
● 2nd Contract Mine to Begin Production by July 2010
● 2nd Contract Mine to Begin Production by July 2010
● 3rd Contract Mine to Begin Production in 4th Quarter 2010
● 3rd Contract Mine to Begin Production in 4th Quarter 2010
● Preparation Plant to Re-Start in 2nd Quarter
● Preparation Plant to Re-Start in 2nd Quarter
● Estimated Production
● Estimated Production
 ● 2010 ~150,000 Tons
 ● 2010 ~150,000 Tons
 ● 2011  ~300,000 Tons with Upside Potential
 ● 2011  ~300,000 Tons with Upside Potential

Operations Review
Illinois Basin
● Strong Production and Shipping Quarter
● Strong Production and Shipping Quarter
● Continued Development of New Underground Mine
● Continued Development of New Underground Mine
 ● Replacement of an Existing Surface Mine
 ● Replacement of an Existing Surface Mine
 ● Production Scheduled to Begin in Late 2nd Qtr.
 ● Production Scheduled to Begin in Late 2nd Qtr.
● Capital Investment in a “Newer” Shovel Has Shown an
 Increase in Production of Greater Than 30%
● Capital Investment in a “Newer” Shovel Has Shown an
 Increase in Production of Greater Than 30%
 ● Good Example of Investing Through the Cycle
 ● Good Example of Investing Through the Cycle

Agenda
● Operations Review
● Opening Comments
● Market Review
● Miscellaneous

12
Market Review

201 New Dry Bulk Vessels Delivered in
Q-1 2010 Compared with 108 Vessels
Delivered in Q-1 2009
News and Notes
Genscape Reports that Coal
Inventories in the South Atlantic
Region Fell in the Week Ended April 16
The Highest Cost Steel Facility in
Western Europe (Liege) is Restarted
13 Percent of Coal Exports from
South Africa in March were Shipped
to Europe
Steel Production in Japan Up by 50
Percent Year-Over-Year in the First
Quarter
Fears Raised Over Process of Shale
Gas Extraction

13
Market Review

Summary View
● The High Vol. CAPP Market Has Gotten Much Stronger
● The Thermal CAPP Market is Starting to Improve
● There is Some Fuel Switching From Coal to Natural Gas, but
 Not as Much as in 2009
● Industrial Demand for Natural Gas is Improving
● We Believe that the Spring and Fall 2010 Shoulder Seasons will be Below Normal for Coal Inventory Replenishment
● We Believe that Inventories and Purchasing Patterns from U.S.
 Utilities will Return to Normal Levels in Late 2010

Market Review

Year-Over-Year Change in CSX Chemicals Shipments
Chemicals
Market Review
 Wk 16 2010 11,580 Carloads

CAPP
Midwest

Market Review
Contracting Strategy
● In a Tightening Market, We Will Continue to Be Very Patient
● If We Sell Our Remaining 2011 Thermal Coal at Current 2011
 Market Prices, Our Average 2011 Sales Price Will Be +/-$92
● Met Coal Sales Contracting Will Begin in July - August
● No Significant Changes Are Expected

Agenda
● Operations Review
● Opening Comments
● Market Review
● Miscellaneous

Miscellaneous
Upcoming Investor Conferences and Meetings (Webcast May be Accessed at www.jamesrivercoal.com)
May 18 - 19, 2010	European Coal Outlook Conference	Nice, France
June 23 - 24, 2010	McCloskey Coal USA	New York
August 10-12, 2010	Jefferies 6th Annual Industrials Conference	New York

Early August	2nd Quarter Earnings Release

Question and Answer
Session